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Contact: Pat Martin
(901) 537-3654
Release #HET 12-98-0122

        HARRAH'S ENTERTAINMENT TO ISSUE SENIOR SUBORDINATED NOTES

     Memphis, TN, December 4, 1998--Harrah's Entertainment, Inc. (NYSE:HET) today agreed to sell $750 million 7.875% Senior Subordinated Notes due 2005. Subject to customary conditions, the transaction is expected to close Wednesday, December 9, 1998. Proceeds from the sale of the notes will be used to reduce outstanding indebtedness under the Company's $2.05 billion credit facility.

     Morgan Stanley Dean Witter, BT Alex. Brown, NationsBanc Montgomery Securities LLC, Salomon Smith Barney, CIBC Oppenheimer, Fleet Securities, Inc. and SG Cowen are managing the offering. This announcement is neither an offer to sell nor a solicitation of an offer to buy such securities. Copies of the final prospectus relating to the offering may be obtained after closing from Harrah's Entertainment, Inc., 1023 Cherry Road, Memphis, Tennessee 38117,901-762-8600.

     Harrah's Entertainment, Inc. is the most recognized and respected name in the casino entertainment industry. Founded more than 60 years ago, Harrah's is focused on building loyalty and brand value with its targeted customers through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership.

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